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                                                                    EXHIBIT 99.2

     FORM OF TERMINATION AND RELEASE AGREEMENT RELATING TO ESCROW AGREEMENT


                  THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is made and executed this 1st day of October, 2006 among Tejas Incorporated, a Delaware corporation, Capital & Technology Advisors Inc., a Delaware corporation, the persons and entities listed on the signature page hereto, and HSBC Bank USA, National Association, as escrow agent (each a "Party" and, collectively, the "Parties").

                               W I T NE S S E T H:


                  WHEREAS, the Parties executed an Escrow Agreement, dated July 1, 2005, a copy of which is attached hereto as Exhibit A; and


                  WHEREAS, the terms and provisions of the Escrow Agreement notwithstanding, the Parties desire to terminate the Escrow Agreement in its entirety.


                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. TERMINATION OF THE AGREEMENT. Effective as of the date hereof, the Escrow Agreement shall be terminated in its entirety and shall be of no further force or effect.

2. DELIVERY OF THE SHARES. Tejas Incorporated, Niskayuna Development LLC (now known as Winchester Development LLC) and Wayne Barr, Jr. hereby direct the Escrow Agent to deliver the Escrowed Property (as defined in the Escrow Agreement) to Tejas Incorporated at the Closing pursuant to Section 2.01 of the Purchase Agreement of even date herewith among Tejas Incorporated, Capital & Technology Advisors, Inc. and the persons listed on the signature page thereto.

3. MUTUAL AND GENERAL RELEASE. The Parties, for themselves and their respective successors, predecessors, assignees, affiliates, subsidiaries, officers, directors, partners, employees, attorneys, consultants, representatives, agents and entities they control (collectively, their "Respective Entities"), hereby mutually and generally release and discharge each other and each other's Respective Entities from any and all suits, debts, charges, obligations, liabilities, causes of action and claims, whether at law or in equity, of any kind or nature whatsoever, known or unknown, which the Parties and their Respective Entities ever had, now have or hereafter can, shall or may have against the other, for, upon, or by reason of any matter, cause or thing arising, accruing or relating to the Escrow Agreement (collectively, the "Released Matters"). This is intended to be the broadest mutual and general release possible to give under law.

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4. COVENANT NOT TO SUE. The Parties hereto represent and warrant that they will not hereafter institute or pursue, or permit to be filed by any other person or entity on their behalf, any claim, charge or action before any legislative or judicial body against any Party to this Agreement or against any person bound by this Agreement on account of any Released Matter that occurred or failed to occur up to and including the date of this Agreement. The Parties hereto represent and warrant that they have not assigned any rights or claims under the Escrow Agreement.

5. NO ADMISSIONS. By entering into this Agreement, including the release and covenant not to sue, none of the Parties admits to any wrongdoing or liability of any kind or character.

6. FEES. The Escrow Agent hereby confirms that there are no fees due and owing to it by the other Parties hereto.

7. COUNSEL. Each Party acknowledges that the Party has carefully reviewed and understands the terms of this Agreement and in connection herewith has had sufficient and adequate opportunity to consult with legal counsel.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties, and supersedes all prior oral and written agreements or understandings between the Parties, regarding the subject matter hereof. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

9. GOVERNING LAW. This Agreement shall be construed by and enforced in accordance with the internal laws of the State of New York without giving effect to the choice of law rules thereof.

10. COUNTERPARTS. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

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IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.



                                           TEJAS INCORPORATED



                                           By:   /S/ KURT J. RECHNER
                                                 -------------------------------
                                           Name: Kurt J. Rechner
                                                 -------------------------------
                                           Title: AUTHORIZED SIGNATORY
                                                 -------------------------------


                                           CAPITAL & TECHNOLOGY ADVISORS, INC.



                                           By:   /S/ WAYNE BARR, JR.
                                                 -------------------------------
                                           Name: Wayne Barr, Jr.
                                                 -------------------------------
                                           Title: AUTHORIZED SIGNATORY
                                                 -------------------------------


                                           WINCHESTER DEVELOPMENT LLC



                                           By:   /S/ JARED E. ABBRUZZESE, SR.
                                                 -------------------------------
                                           Name: JARED E.ABBRUZZESE, SR.
                                                 -------------------------------
                                           Title: AUTHORIZED SIGNATORY
                                                 -------------------------------



                                           WAYNE BARR, JR.



                                           /S/ WAYNE BARR, JR.
                                           -------------------------------


                                           HSBC BANK USA, NATIONAL ASSOCIATION



                                           By:   /S/ LISA J. PRICE
                                                 -------------------------------
                                           Name:  LISA PRICE
                                                 -------------------------------
                                           Title:   AUTHORIZED SIGNATORY
                                                 -------------------------------


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